UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010

CATALENT PHARMA SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-147871	13-3523163
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 30, 2010, Catalent Pharma Solutions Inc. (the “Company”), the Company’s indirect parent, PTS Holdings Corp. (“PTS”) and John Chiminski, the Company’s President and Chief Executive Officer, entered into a letter agreement (the “Letter Agreement”), which modifies certain terms of Mr. Chiminski’s employment agreement with the Company and PTS, dated February 23, 2009, as amended by the letter agreement among the Company, PTS and Mr. Chiminski, dated October 30, 2009 (the “Employment Agreement”).

Pursuant to the terms of the Employment Agreement, in addition to the shares of PTS common stock Mr. Chiminski has already purchased, Mr. Chiminski is required to (1) purchase an additional 150 shares of PTS common stock on a date mutually agreed upon by the parties and (2) use 50% of the after-tax proceeds of any payment he receives as an annual cash bonus while employed paid in respect of fiscal year 2010 or 2011, in each case, to promptly purchase shares of PTS common stock (the “Purchased Equity”).

The Letter Agreement provides Mr. Chiminski with a more tax-advantaged mechanism to satisfy his obligations under the Employment Agreement with respect to the Purchased Equity. Specifically, the Letter Agreement permits Mr. Chiminski to irrevocably elect on an annual basis, prior to the beginning of each fiscal year, in lieu of receiving a portion of his annual cash bonus, if any, in cash, to receive a grant of fully vested restricted stock units settleable in shares of PTS common stock, which restricted stock units will be granted on the bonus payment date (an “RSU Bonus Election”). If Mr. Chiminksi makes an RSU Bonus Election for fiscal year 2011, he will receive 50% of his annual cash bonus in the form of a grant of restricted stock units. For RSU Bonus Elections in respect of any fiscal year after fiscal 2011, Mr. Chiminski may elect to receive no less than 20% of his annual cash bonus in the form of a grant of restricted stock units. The number of restricted stock units Mr. Chiminski receives will be based on the value of the portion of the annual cash bonus he elects to defer into restricted stock units and the fair market value of a share of PTS common stock on the bonus payment date.

All grants will subject to a separate restricted stock unit agreement (the “RSU Agreement”), a form of which is attached as an exhibit to the Letter Agreement. The RSU Agreement provides that the restricted stock units will be 100% vested on the date of grant (which will be the bonus payment date) and will be settled in shares of PTS common stock on the earlier to occur of a change in control (as defined in the RSU Agreement) and the sixth anniversary of the date of grant and (such date, the “Settlement Date”).

All restricted stock units received in connection with an RSU Bonus Election and the shares received upon settlement of a restricted stock unit will be subject to the terms and conditions of the 2007 PTS Holdings Corp. Stock Incentive Plan (the “Plan”), the Securityholders Agreement dated as of May 7, 2007 among PTS and the other parties thereto (the “Securityholders Agreement”) and the Management Equity Subscription Agreement made as of March 17, 2009 by and between PTS and Mr. Chiminski (the “MESA”).

For purposes of the MESA, all shares received upon settlement of restricted stock units granted in connection with an RSU Bonus Election will deemed “Shares” under the MESA and not “RSU Shares”.

The form of MESA is attached as an exhibit to the Employment Agreement and the Employment Agreement has been previously filed by the Company with the SEC as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 5, 2009. The Plan and the Securityholders Agreement have been previously filed by the Company with the SEC as Exhibits 10.16 and 10.11, respectively, to the Company’s Registration Statement on Form S-4 filed on December 6, 2007.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. The following Exhibit is included as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Letter Agreement, entered into on June 30, 2010, by and among PTS Holdings Corp., Catalent Pharma Solutions, Inc. and John R. Chiminski (including Form of Restricted Stock Unit Agreement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent Pharma Solutions, Inc.
(Registrant)

By:	/s/ Samrat S. Khichi
Name:	Samrat S. Khichi
Title:	Senior Vice President,
General Counsel and Secretary

Dated: July 7, 2010

EXHIBIT LIST

Exhibit No.	Description

10.1	Letter Agreement, entered into on June 30, 2010, by and among PTS Holdings Corp., Catalent Pharma Solutions, Inc. and John R. Chiminski (including Form of Restricted Stock Unit Agreement)

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